Filed by RF Micro Devices, Inc. pursuant to Rule 425
     under the Securities Act of 1933, as amended
Subject Company:  Sirenza Microdevices, Inc.
(Commission File No. 000-30615)

RFMD® Contact:                                                              Sirenza Contact:
Douglas DeLieto                                                                   Jodi Bochert
VP, Investor Relations                                                           Investor Relations
(336) 931-7968                                                                    ir@sirenza.com
                                                                                             (303) 327-3193

FOR IMMEDIATE RELEASE
October 29, 2007

STOCKHOLDERS OF RFMD AND SIRENZA MICRODEVICES
APPROVE ALL PROPOSALS RELATING TO ACQUISITION OF SIRENZA BY RFMD

Greensboro, NC, and Broomfield, CO, October 29, 2007 - RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications, and Sirenza Microdevices, Inc. (Nasdaq GM: SMDI), a supplier of radio frequency (RF) components, today announced that stockholders of both companies have approved the necessary proposals to allow RFMD's acquisition of Sirenza to move forward.

Under the terms of the merger agreement, holders of Sirenza common stock will receive, in exchange for each share of Sirenza common stock they own, a combination of cash in the amount of $5.56 and 1.7848 shares of RFMD common stock (with cash substituted for any fractional shares).

RFMD expects the acquisition to be completed on or about November 13, 2007, subject to satisfaction of customary closing conditions.

Additional Information and Where to Find It

RFMD has filed a registration statement on Form S-4 containing a joint proxy statement/prospectus and related documents in connection with this transaction. Investors are urged to read these filings because they contain important information concerning the transaction. Investors may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission at the SEC's website at www.sec.gov. In addition, RFMD and Sirenza security holders may obtain free copies of documents filed by either company with the Securities and Exchange Commission by contacting the Investor Relations Departments of the companies as indicated at the top of this press release.

RFMD, Sirenza and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of RFMD and the stockholders of Sirenza in connection with the transaction. Information regarding the special interests of these directors and executive officers in the transaction is included in the joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of RFMD is also included in RFMD's proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on June 28, 2007. Additional information regarding the directors and executive officers of Sirenza is also included in Sirenza's proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2007. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations Departments of RFMD and Sirenza, respectively, as indicated at the top of this press release.

About RFMD

RF Micro Devices, Inc. (Nasdaq: RFMD) is a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications. RFMD's power amplifiers, transmit modules, cellular transceivers and system-on-chip (SoC) solutions enable worldwide mobility, provide enhanced connectivity and support advanced functionality in current- and next-generation mobile handsets, cellular base stations, wireless local area networks (WLANs) and global positioning systems (GPS). Recognized for its diverse portfolio of state-of-the-art semiconductor technologies and vast RF systems expertise, RFMD is a preferred supplier enabling the world's leading mobile device manufacturers to deliver advanced wireless capabilities that satisfy current and future market demands.

Headquartered in Greensboro, North Carolina, RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at http://www.rfmd.com.

About Sirenza

Sirenza is a supplier of radio frequency (RF) components. Headquartered in Broomfield, Colorado, with operations in China, Germany and the U.S., Sirenza and its subsidiary Premier Devices design and develop RF components for the commercial communications, consumer, and aerospace, defense and homeland security (A&D) equipment markets. Sirenza's integrated circuit (IC), multi- chip module (MCM) and passive product lines include amplifiers, power amplifiers, cable TV amplifiers, circulators, isolators, mixers, splitters, transformers, couplers, modulators, demodulators, transceivers, tuners, discrete devices, signal source components, government and military specified components, and receiver ICs for satellite radio. Sirenza holds ISO 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System (registered by QMI) certifications for its Broomfield, Colorado manufacturing facility, and ISO 9001:2000 Quality Management System certifications for its Shanghai and Nuremberg manufacturing facilities. Detailed product information may be found on Sirenza's website at http://www.sirenza.com and at http://www.premierdevices.com.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to the timing of the merger and satisfaction of conditions to the merger, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward- looking statements included herein represent the current judgment and expectations of the respective companies, but the actual results, events and performance of each company and of the combined company following the merger are subject to risks and uncertainties and could differ materially from those expressed or implied by forward-looking statements. The companies do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. The potential risks and uncertainties include, but are not limited to: uncertainties as to the timing of the merger and as to the satisfaction of other closing conditions to the transaction, including the receipt of regulatory approvals. These and other risks and uncertainties, which are described in more detail in RFMD's and Sirenza's most recent Annual Reports on Form 10-K and other reports filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

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